UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 9, 2013

Date of Report (Date of earliest event reported)

THE PAWS PET COMPANY, INC.

 (Exact name of registrant as specified in its charter)

Illinois	333-130446	20-3191557
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

455 N.E. 5th Avenue, Suite D464, Delray Beach, Fl.	33483
(Address of Principal Executive Offices)	(Zip Code)

(561) ) 274-6805

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.01	Completion Of Acquisition Or Disposition Of Assets
Item 3.02	Unregistered Sales Of Equity Securities

On March 9, 2013 The PAWS Pet Company Inc. (the “Company”) entered into a Securities Exchange Agreement )the “Agreement”) whereby the Company issued 80,000 shares of the Company’s Series B Convertible Preferred Stock (the “B Preferred”) to the members of Advanced Access Pharmacy Services, LLC, a Nevada limited liability company (“AAPS”) in exchange for 100% of the outstanding units of limited liability company membership interests of AAPS.

AAPS was created to exploit specific niche opportunities in wholesale and retail pharmacies. AAPS intends to focus on workers' compensation and in-office physician pharmacy distribution as well as the limited purchase and collection of pharmaceutical and services related receivables. Leveraging decades of experience in pharmacy and medical receivables collections of the people being hired, the Company believes that it should be able to achieve significant profitability in a very short period with very limited investment.

Under the Agreement, the Company is obligated to file certain delinquent periodic reports with the Securities and Exchange Commission (the “SEC”). Upon filing such reports, the board of the Company will appoint two new board members designated by the former members of AAPS. Upon generating $450,000 in revenue subsequent to the transaction, one of the current members of the board will resign. If the Company does not generate $900,000 in revenue within nine (9) months after filing its Annual Report, on Form 10-K for the year ended December 31, 2012 with the SEC, then the newly appointed members to the board will resign from the board and, if a current board member resigned as previously set forth, such board member or another designee of the remaining current director will be appointed to the Board.

After a request to convert any part of the B Preferred, the number of shares of the Company’s common stock to be issued is equal to 0.001% of the number of shares of the Common Stock that would be issued and outstanding after the hypothetical conversion and issuance of all of the outstanding shares of any and all classes of convertible stock and/or any and all other convertible debt instruments, options and/or warrants outstanding at the time. If all the 80,000 B Preferred were to be converted at the same time the holders would get 80% of the Company’s then outstanding common stock including all other convertible instruments. The B Preferred Stock is non-voting until converted into common stock, which common stock shall similarly be non-voting until sold by the former members of AAPS to non-affiliated third parties.

The above description of the Agreement and the B Preferred Stock are qualified by reference in their entirety to the copies of the Agreement and the Certificate of Designation for the B Preferred Stock annexed as exhibits to this report.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired
(b)	Pro Forma Financial Information.

The Financial Statements of AAPS for the periods specified in Rule 3-05 804(b) of regulation S-X and the pro forma financial information required by Rule 8-05 of Regulation S-X will be filed by amendment to this report within 70 calendar days of the date this report is filed.

(d)	Exhibits

10.1	Securities Exchange Agreement dated March 9, 2013
10.2	Certificate of Designation of Series B Convertible Preferred Stock

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SIGNATURE

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PAWS Pet Company, Inc.

DATE: March 15, 2013	By:	/s/ Daniel Wiesel
Daniel Wiesel
Chief Executive Officer

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